UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2011

OKANA VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-33715
(Commission File Number)

20-2881151
(IRS Employer Identification No.)

Moliere No. 222, Torre de Oficinas, Col. Los Morales Polanco,
Delgacion Miguel Hidalgo, Mexico City, Mexico, 11540
(Address of principal executive offices and Zip Code)

(775) 636-6986
Registrant's telephone number, including area code

#159 – 918 16th Avenue
Calgary, Alberta, Canada T2M 0K3
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Principal Officers; Appointment of Principal Officers; Appointment of Certain Officers; Election of Directors

On March 30, 2011, Okana Ventures Inc., (“we”, “us”, “our”) received a resignation from Michael Upham as our President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and director. Mr. Upham’s resignation was not due to any disagreement with us.

Also on March 30, 2011, we received a consent to act as our President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and director from Ms. Maria Peralta. Ms. Peralta was consequently appointed to all officer position and our board of directors to fill the vacancy created by Mr. Upham’s resignation.

Maria Peralta – President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and director.

Ms. Peralta, 55 years old, is a graduate of the Institute of Geology National Autonomous University of Mexico (UNAM) in Mexico City, Mexico. She has been involved with numerous exploration projects in Mexico and South America.

We appointed Ms. Peralta as our officer and director, due to her experience with mineral exploration projects.

Our board of directors now consists of Maria Peralta. There have been no transactions between our company and Ms. Peralta since our last fiscal year which would be required to be reported herein. There are no family relationships among our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OKANA VENTURES INC.

/s/ Maria Peralta
Maria Peralta
President, CEO, CFO and Director

Date: March 31, 2011